Exhibit 1.01

Conflict Minerals Report

ABB Ltd

For the year ended December 31, 2015

This Conflict Minerals Report (CMR) of ABB Ltd for the calendar year 2015 has been prepared pursuant to Rule 13p-1 under the Securities Exchange Act of 1934 (“Rule 13p-1” or the “Rule”). The Rule was adopted by the United States Securities and Exchange Commission (SEC) to implement reporting and disclosure requirements related to conflict minerals as directed by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010. The Rule imposes certain reporting obligations on SEC registrants whose manufactured products contain conflict minerals which are necessary to the functionality or production of such products. Conflict minerals are defined as cassiterite, columbite-tantalite and wolframite, and their derivatives, which are limited to tin, tantalum and tungsten, as well as gold (3TG). These requirements apply to SEC registrants whatever the geographic origin of the conflict minerals and whether or not they fund armed conflict.

The functionality of a substantial portion of our global product portfolio relies on the use of direct materials, especially electronic components, which include amounts of tin, tungsten, tantalum or gold (necessary conflict minerals). If a registrant can establish that their necessary conflict minerals originated from sources other than from a covered country1, or are from recycled or scrap sources, they must submit a Form SD which describes their determination and the Reasonable Country of Origin Inquiry (RCOI) performed.

If a registrant has reason to believe that any of the conflict minerals in their supply chain may have originated in the covered countries and are not from recycled or scrap sources, or if they are unable to determine the country of origin of those conflict minerals, then the registrant must exercise due diligence on the conflict minerals’ source and chain of custody. The registrant must submit a CMR annually to the SEC that includes a description of those due diligence measures.

Numerous terms in this report are defined in Rule 13p-1 and Form SD and the reader is invited to refer to those sources. The report presented herein is not audited. The content of any Web site referred to in this report is included for general information only and is not incorporated by reference in this Report.

Section 1: Due diligence framework

In accordance with Rule 13p-1, we undertook due diligence efforts, including the RCOI described in Form SD, to determine whether the 3TG in our products originated from sources (e.g. suppliers, smelters, refiners, mines) that did not or do not directly or indirectly finance or benefit armed groups in the covered countries. We designed our due diligence measures to be in conformity, in all material respects, with the internationally recognized due diligence framework set forth in the Organisation for Economic Cooperation and Development (OECD) Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas (OECD, 2013) (the OECD Framework) and related supplements for tin, tantalum, tungsten and gold.

Section 2: Due diligence measures undertaken

Our due diligence measures to identify the sources of 3TG contained in our products have continued to progress since we commenced in 2013. Our due diligence efforts for 2015 focused on maintaining the company-wide measures previously introduced while expanding and enhancing our due diligence activities. Since commencing our due diligence efforts, we have taken the following five steps, consistent with the OECD Framework:

1  The Democratic Republic of the Congo and its adjoining countries (Angola, Burundi, Republic of the Congo, Central African Republic, Rwanda, South Sudan, Tanzania, Uganda, or Zambia).

Step 1: Establish company management systems

We undertook the following measures to establish company management systems per Step 1 of the OECD Framework:

•                     maintained a cross-functional conflict minerals team, including representatives from supply chain management, legal, technology and finance, as well as from each of our operating divisions, to direct the execution of our conflict minerals compliance program. The representatives from each operating division come from various backgrounds and have access to the resources within each division, including the research and development, the engineering and the production departments. ABB’s Group Head of Supply Chain is responsible for the program. Program oversight is provided by a Steering Committee and the program is sponsored by three members of our Group Executive Committee, including the heads of two of our operating divisions and our General Counsel & Company Secretary.

•                     maintained and updated our “ABB Policy on Conflict Minerals” with respect to the sourcing of 3TG and published this policy online at new.abb.com/about/supplying/conflict-minerals-policy

•                     updated our “Supplier Code of Conduct” to require our suppliers to implement a policy regarding conflict minerals, to exercise due diligence in investigating the source of these minerals, and to respond in a timely manner to ABB’s requests for evidence of their compliance with these requirements.

•                     updated our “ABB General Terms and Conditions for Purchase of Goods” to require our suppliers to provide requested information regarding the use of 3TG in their products supplied to ABB. In addition (as described on our Web site), these updated terms and conditions require our suppliers to:

o            work towards ensuring that they do not have 3TG sourced from conflict mines in products supplied to ABB,

o            comply with the ABB Supplier Code of Conduct, including updated sections relating to conflict minerals compliance,

o            take the necessary steps to demonstrate that any 3TG contained in the products supplied to ABB do not originate from mines that support or fund conflict within the covered countries, and

o            extend their search further down their supply chain, if necessary, to determine the source of specified minerals.

•                     clarified that our company-wide integrity reporting channels, such as the ABB Business Ethics Hotline, are available for the reporting of any violations of our Supplier Code of Conduct by our suppliers, including requirements related to conflict minerals. The hotline provides a grievance mechanism and is maintained by an independent third party. It can be used by ABB employees as well as parties outside ABB, such as suppliers. The hotline can be reached by dialing +41-43-317-33-67 or by using an internet-based interface at www.compliancestakeholder.com

•                     invited all suppliers involved in the RCOI, to take an ABB-specific web-based training course on conflict minerals that covers the highlights of the relevant law and the importance of ethical sourcing to the industry, and communicates ABB’s policy on conflict minerals. The training also includes guidance for our suppliers on how to complete the Conflict Minerals Reporting Template (CMRT) as developed and issued by the Conflict-Free Sourcing Initiative (CFSI) of the Electronic Industry Citizenship Coalition (EICC) and the Global eSustainability Initiative (GeSI).

•                     developed ABB-specific web-based training courses customized for various ABB employee groups (management, buyers, engineering, research and development, product sales and other). Each operating division’s conflict minerals leader identified key conflict minerals personnel to undergo mandatory training on conflict minerals.

•                  increased the awareness of the conflict minerals program within ABB through a number of communication channels including targeted communications to specific employee groups, adding articles and information videos on the Company’s intranet and targeted internal communication letters from our supply chain senior management.

Step 2: Identify and assess risks in the supply chain

To identify risks in the supply chain, we:

•                  compiled detailed lists of components and their suppliers for the majority of our products. Using ABB experts, including product engineers, material experts and research and development personnel, an assessment of the product components was made to identify components likely to contain 3TG. These identified components were then categorized into different levels of risk, depending on the 3TG content, the volume of transactions with the supplier and the total value of the components purchased. This assessment was then linked to our supplier database in order to identify which suppliers to prioritize, with a focus on covering the high risk suppliers, in terms of 3TG, volume and value of products purchased.

•                 surveyed selected suppliers using the CMRT, as part of the RCOI described in Form SD.

•                 utilized a dedicated team, responsible for reviewing supplier surveys and assessing “red flags” (as described in the OECD Framework). For most of our supplier surveys, we engaged a specialist outsource provider (the Outsource Provider) to send and receive supplier surveys, follow up on non-responses, summarize survey results, and to provide the list of red flags to ABB for additional follow-up. For other suppliers, the sending and receiving of supplier surveys was performed by the Company. Our red-flag identification and review process also included assessing the completeness and accuracy of the list of smelters/refiners provided in the survey responses.

•                 asked the selected suppliers to gather information about smelters/refiners in their supply chain and provide us with a list of these smelters/refiners. Although the suppliers who responded to our survey were able to provide us with a list of the original smelters/refiners they identified as being used to process 3TG contained in their products, most of our suppliers were unable to identify and represent which smelter/refiner was specifically used for 3TG in the products or materials supplied to ABB. The lists of smelters/refiners we have identified to be processing or refining 3TG in our products are included below under Annex 1 to this CMR.

Step 3: Design and implement a strategy to respond to identified risks

Our strategy to respond to identified risks commenced with our efforts to obtain complete and accurate information from our suppliers. In most cases where suppliers did not respond to the initial survey request, the Outsource Provider was engaged to make additional follow-up inquiries with most of the suppliers. The Outsource Provider also followed up on incomplete or inconsistent supplier responses, requesting additional information or clarification. In most cases it was necessary to involve ABB personnel, especially product buyers, to work with suppliers to try to resolve insufficient responses.

Other suppliers were contacted directly by employees of ABB to obtain a complete response. To assess the accuracy of the supplier response, we also compared the names of the reported smelters/refiners against a list received from the CFSI of known smelters/refiners, including their conflict status.

For completed surveys, responses were evaluated against a pre-defined list of red flags to determine what corrective action, if any, would be required for the identified risk. A corrective action plan was implemented for the identified red flags, including insufficient responses. Ultimately, the corrective action could include the discontinuation of sourcing from a supplier. Our red flag review process reflects guidance from the OECD Framework.

A management reporting dashboard was prepared regularly which summarized the content of survey responses and the status of our risk assessment process. The dashboard also provided an overview of the status of supplier responses, the types of red flags identified and any corrective action required. We reported the content of the dashboard and the progress on addressing the identified red flags to the program Steering Committee on a regular basis. The Steering Committee reviewed the progress status regularly, evaluated appropriate measures and recommended actions to mitigate risks.

Step 4: Carry out independent third-party audit of smelter/refiner due diligence practices

We are a downstream consumer of 3TG. Generally, we do not purchase raw minerals or ores, and are several steps removed from smelters/refiners within our supply chain. Therefore, we do not perform direct audits of those smelters/refiners. However, we actively participated in a regional CFSI Smelter Engagement Team which researches and validates alleged smelters and conducts coordinated outreach to known smelters to encourage them to participate in the Conflict-Free Smelter Program (CFSP). We also support the EICC and GeSI’s Conflict-Free Sourcing Initiative which is a measure contemplated by the OECD Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas, the internationally recognized standard on which our Company’s systems (described in Step 1 above) are based. Furthermore, we also supported the CFSP through a monetary donation to the CFSI Initial Audit fund, which covers the audit costs for smelters/refiners who successfully complete their first audit. The data on which we relied for certain statements in this CMR was obtained through our membership in the CFSI, using the Reasonable Country of Origin Inquiry report for member “ASEA”.

Step 5: Report annually on supply chain due diligence

This report and the associated Form SD are available online at www.abb.com/investorrelations under “Financial results and presentations”, “Quarterly results and annual reports”, “2015”, “SEC Filings”.

Section 3: Results of due diligence

In 2015, we received completed reporting templates from 72% of our surveyed suppliers. We are in dialogue with the remaining suppliers who provided us with an incomplete or inconsistent response. In a limited number of cases, the suppliers have been uncooperative in providing us with the requested information.

Our suppliers are generally several tiers removed from the origin of and smelters of their raw materials, and therefore have challenges in performing their due diligence. As a result, the information provided by our suppliers is often incomplete or is not verified, and we are therefore unable to verify with certainty the source and chain of custody of all the 3TG minerals in our supply chain.

In 2015, our supplier responses identified 379 smelters/refiners as being the source of 3TG in their products. The complete lists of identified smelters/refiners are included in Annex I of this CMR. However, the suppliers only provided the country of origin of the 3TG in a limited number of cases. We obtained further sourcing information through our membership in the CFSI which allows us access to the names of the countries of origin for 3TG processed by certain smelters/refiners. The following table provides the number of smelters/refiners identified in our supply chain.

Identified Smelters/Refiners

	CFSP Compliant Smelters/Refiners(1)		CFSP Participating Smelters/Refiners(2)		Other Smelters/Refiners(3)		Total identified
	2014	2015	2014	2015	2014	2015	2014	2015
Gold	67	79	12	28	48	44	127	151
Tantalum	39	46	—	1	3	5	42	52
Tin	35	59	16	21	57	42	108	122
Tungsten	14	29	17	19	3	6	34	54
Total	155	213	45	69	111	97	311	379

Identified Smelters/Refiners known to be sourcing from the covered countries

	CFSP Compliant Smelters/Refiners(1)		CFSP Participating Smelters/Refiners(2)		Other Smelters/Refiners(3)		Total identified
	2014	2015	2014	2015	2014	2015	2014	2015
Tantalum	15	16	—	—	—	—	15	16
Tin	2	2	—	1	—	—	2	3
Tungsten	3	4	—	—	—	—	3	4
Total	20	22	—	1	—	—	20	23

(1)                Audited and have been found to be compliant with the CFSI’s Conflict-Free Smelter Program (CFSP Compliant).

(2)                In the process of being audited (CFSP Active), including for 2015, 4 tungsten smelters that have been identified as members of the Tungsten Industry — Conflict Minerals Council (TI-CMC). These smelters have agreed to complete a CFSP validation audit within two years of their TI-CMC membership issuance. This category also includes smelters and refiners who are in communication but have not commenced the validation audit.

(3)                Have not commenced the CFSP validation audit.

One of the smelters identified by our suppliers is located in Rwanda. This smelter is currently undergoing an independent audit pursuant to an industry recognized standard and has been categorized as CFSP Active by the CFSI. This smelter has a conflict minerals sourcing policy in place as well as a report on due diligence which indicates that it is working towards the CFSP Compliant certification. We will follow up as part of our due diligence procedures in 2016.

We have not been able to determine the conflict status for all smelters/refiners used in our supply chain. However, based on the information that we have received from our suppliers, we have not identified any smelters/refiners in our supply chain which are known to be sourcing 3TG that directly or indirectly finances or benefits armed groups in the covered countries.

As allowed by the Statement on the Effect of the Recent Court of Appeals Decision on the Conflict Minerals Rule, issued by the SEC on April 29, 2014, ABB has not described its products as “DRC conflict free” or “having not been found to be ‘DRC conflict free’”.

Section 4: Continuous improvement efforts to mitigate risk

During 2015, our conflict minerals program achieved the following improvements:

•                  for a high proportion of our products, we completed the identification of the specific components which were likely to contain 3TG and linked these components to the relevant supplier,

•                  increased our participation in the CFSI and provided assistance to increase the number of smelters/refiners participating in the conflict-free smelter program,

•                  improved the response rate from our suppliers,

•                  increased awareness inside the organization through training and communication,

•                  increased the Company resources assigned to obtain information from the suppliers,

•                  expanded the number of suppliers who have received our conflict minerals training, and

•                  invested in information systems to capture and maintain enhanced product level conflict minerals information for a selected group of products within the Electrification Products division.

During 2016, we plan to take the following steps as part of our due diligence program:

•                  complete the identification of components which are likely to contain 3TG within each of our various product offerings,

•                  increase the response rate and quality of supplier responses by:

o            working directly with our suppliers on the completion of their CMRT including direct engagement of our largest and key suppliers, and

o            increasing the number of suppliers who have taken our conflict minerals training.

•                  increase the completeness of the listing of the smelters/refiners in our supply chain,

•                  continue our participation in our assigned regional CFSI Smelter Engagement Team, which seeks to bring legitimate non-certified smelters into the CFSP and therefore certify them as conflict-free smelters,

•                  continue to include a conflict minerals clause in new or renewed supplier contracts that requires suppliers to provide us with necessary 3TG sourcing information,

•                  continue to follow the OECD due diligence guidance and be involved in relevant trade associations in order to define and improve best practices and encourage responsible sourcing of 3TG, and

•                  actively begin to terminate our relationship with suppliers that do not comply with our conflict minerals program.

Section 5: Independent audit

As ABB has not concluded on the DRC conflict status for any of its products, this CMR does not require an independent private sector audit.

Annex I — Lists of smelters/refiners

The lists of smelters/refiners were produced by consolidating information we have received from our suppliers. We have provided conflict minerals training to our suppliers and independently verified the status of the smelters/refiners using CFSI and other data, but we cannot guarantee that the data we have been provided with is accurate or complete. In most cases suppliers have not been able to confirm that these smelters/refiners have been used in the products they have supplied to us because they were not able to provide the CMRT at the product level. Therefore it is possible that the lists contain smelters/refiners which were not used to process 3TG contained in our products.

We do not have direct business relationships with any of the smelters/refiners listed below. We are several tiers removed from smelters/refiners and therefore unable to exert direct influence over smelters/refiners. Due to the size of our supplier base and the complexity of global supply chains, we are also unable to clearly trace at what stage individual smelters/refiners enter the supply chain of our direct suppliers.

CFSP Compliant smelters/refiners

Metal	Smelter Name	Country
Gold	Western Australian Mint trading as The Perth Mint	Australia
Gold	Ögussa Österreichische Gold- und Silber-Scheideanstalt GmbH	Austria
Gold	Umicore S.A. Business Unit Precious Metals Refining	Belgium
Gold	AngloGold Ashanti Córrego do Sítio Mineração	Brazil
Gold	Umicore Brasil Ltda.	Brazil
Gold	Asahi Refining Canada Ltd.	Canada
Gold	CCR Refinery - Glencore Canada Corporation	Canada
Gold	Royal Canadian Mint	Canada
Gold	Heraeus Ltd. Hong Kong	China
Gold	Jiangxi Copper Co., Ltd.	China
Gold	Metalor Technologies (Hong Kong) Ltd.	China
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	China
Gold	Sichuan Tianze Precious Metals Co., Ltd.	China
Gold	The Refinery of Shandong Gold Mining Co., Ltd.	China
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	China
Gold	Zijin Mining Group Co., Ltd. Gold Refinery	China
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	Germany
Gold	Aurubis AG	Germany
Gold	C. Hafner GmbH + Co. KG	Germany
Gold	DODUCO GmbH	Germany
Gold	Heimerle + Meule GmbH	Germany
Gold	Heraeus Precious Metals GmbH & Co. KG	Germany
Gold	MMTC-PAMP India Pvt., Ltd.	India
Gold	PT Aneka Tambang (Persero) Tbk	Indonesia
Gold	Chimet S.p.A.	Italy

Metal	Smelter Name	Country
Gold	T.C.A S.p.A	Italy
Gold	Aida Chemical Industries Co., Ltd.	Japan
Gold	Asahi Pretec Corp.	Japan
Gold	Asaka Riken Co., Ltd.	Japan
Gold	Dowa	Japan
Gold	Eco-System Recycling Co., Ltd.	Japan
Gold	Ishifuku Metal Industry Co., Ltd.	Japan
Gold	Japan Mint	Japan
Gold	JX Nippon Mining & Metals Co., Ltd.	Japan
Gold	Kojima Chemicals Co., Ltd.	Japan
Gold	Matsuda Sangyo Co., Ltd.	Japan
Gold	Mitsubishi Materials Corporation	Japan
Gold	Mitsui Mining and Smelting Co., Ltd.	Japan
Gold	Nihon Material Co., Ltd.	Japan
Gold	Ohura Precious Metal Industry Co., Ltd.	Japan
Gold	Sumitomo Metal Mining Co., Ltd.	Japan
Gold	Tanaka Kikinzoku Kogyo K.K.	Japan
Gold	Tokuriki Honten Co., Ltd.	Japan
Gold	Yamamoto Precious Metal Co., Ltd.	Japan
Gold	Yokohama Metal Co., Ltd.	Japan
Gold	Kazzinc	Kazakhstan
Gold	LS-NIKKO Copper Inc.	South Korea
Gold	Metalúrgica Met-Mex Peñoles S.A. De C.V.	Mexico
Gold	Schone Edelmetaal B.V.	Netherlands
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	Philippines
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	Russian Federation
Gold	JSC Uralelectromed	Russian Federation
Gold	Moscow Special Alloys Processing Plant	Russian Federation
Gold	OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastsvetmet)	Russian Federation
Gold	OJSC Novosibirsk Refinery	Russian Federation
Gold	Prioksky Plant of Non-Ferrous Metals	Russian Federation
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	Russian Federation
Gold	Metalor Technologies (Singapore) Pte., Ltd.	Singapore
Gold	Rand Refinery (Pty) Ltd.	South Africa
Gold	SEMPSA Joyería Platería S.A.	Spain
Gold	Boliden AB	Sweden
Gold	Argor-Heraeus S.A.	Switzerland

Metal	Smelter Name	Country
Gold	Metalor Technologies S.A.	Switzerland
Gold	PAMP S.A.	Switzerland
Gold	PX Précinox S.A.	Switzerland
Gold	Valcambi S.A.	Switzerland
Gold	Singway Technology Co., Ltd.	Taiwan
Gold	Solar Applied Materials Technology Corp.	Taiwan
Gold	Umicore Precious Metals Thailand	Thailand
Gold	Istanbul Gold Refinery	Turkey
Gold	Nadir Metal Rafineri San. Ve Tic. A.Ş.	Turkey
Gold	Emirates Gold DMCC	United Arab Emirates
Gold	Asahi Refining USA Inc.	United States
Gold	Elemetal Refining, LLC	United States
Gold	Kennecott Utah Copper LLC	United States
Gold	Materion	United States
Gold	Metalor USA Refining Corporation	United States
Gold	Republic Metals Corporation	United States
Gold	United Precious Metal Refining, Inc.	United States
Tantalum	Plansee SE Liezen	Austria
Tantalum	Plansee SE Reutte	Austria
Tantalum	LSM Brasil S.A.	Brazil
Tantalum	Mineração Taboca S.A.	Brazil
Tantalum	Resind Indústria e Comércio Ltda.	Brazil
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	China
Tantalum	Conghua Tantalum and Niobium Smeltry	China
Tantalum	Duoluoshan	China
Tantalum	F&X Electro-Materials Ltd.	China
Tantalum	FIR Metals & Resource Ltd.	China
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	China
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	China
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	China
Tantalum	Jiangxi Tuohong New Raw Material	China
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	China
Tantalum	Jiujiang Tanbre Co., Ltd.	China
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	China
Tantalum	King-Tan Tantalum Industry Ltd.	China
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	China
Tantalum	RFH Tantalum Smeltry Co., Ltd.	China
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	China
Tantalum	Yichun Jin Yang Rare Metal Co., Ltd.	China
Tantalum	Zhuzhou Cemented Carbide	China

Metal	Smelter Name	Country
Tantalum	Molycorp Silmet A.S.	Estonia
Tantalum	H.C. Starck GmbH Goslar	Germany
Tantalum	H.C. Starck GmbH Laufenburg	Germany
Tantalum	H.C. Starck Hermsdorf GmbH	Germany
Tantalum	H.C. Starck Smelting GmbH & Co. KG	Germany
Tantalum	Metallurgical Products India Pvt., Ltd.	India
Tantalum	Global Advanced Metals Aizu	Japan
Tantalum	H.C. Starck Ltd.	Japan
Tantalum	Mitsui Mining & Smelting	Japan
Tantalum	Taki Chemicals	Japan
Tantalum	Ulba Metallurgical Plant JSC	Kazakhstan
Tantalum	KEMET Blue Metals	Mexico
Tantalum	Solikamsk Magnesium Works OAO	Russian Federation
Tantalum	H.C. Starck Co., Ltd.	Thailand
Tantalum	D Block Metals, LLC	United States
Tantalum	Exotech Inc.	United States
Tantalum	Global Advanced Metals Boyertown	United States
Tantalum	H.C. Starck Inc.	United States
Tantalum	Hi-Temp Specialty Metals, Inc.	United States
Tantalum	KEMET Blue Powder	United States
Tantalum	QuantumClean	United States
Tantalum	Telex Metals	United States
Tantalum	Tranzact, Inc.	United States
Tin	Metallo-Chimique N.V.	Belgium
Tin	EM Vinto	Bolivia
Tin	Operaciones Metalurgical S.A.	Bolivia
Tin	Cooperativa Metalurgica de Rondônia Ltda.	Brazil
Tin	Magnu’s Minerais Metais e Ligas Ltda.	Brazil
Tin	Melt Metais e Ligas S.A.	Brazil
Tin	Mineração Taboca S.A.	Brazil
Tin	Resind Indústria e Comércio Ltda.	Brazil
Tin	Soft Metais Ltda.	Brazil
Tin	White Solder Metalurgia e Mineração Ltda.	Brazil
Tin	China Tin Group Co., Ltd.	China
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	China
Tin	Jiangxi Ketai Advanced Material Co., Ltd.	China
Tin	Yunnan Tin Company Limited	China
Tin	CV Ayi Jaya	Indonesia
Tin	CV Gita Pesona	Indonesia
Tin	CV Serumpun Sebalai	Indonesia

Metal	Smelter Name	Country
Tin	CV United Smelting	Indonesia
Tin	CV Venus Inti Perkasa	Indonesia
Tin	PT Aries Kencana Sejahtera	Indonesia
Tin	PT Artha Cipta Langgeng	Indonesia
Tin	PT ATD Makmur Mandiri Jaya	Indonesia
Tin	PT Babel Inti Perkasa	Indonesia
Tin	PT Bangka Prima Tin	Indonesia
Tin	PT Bangka Tin Industry	Indonesia
Tin	PT Belitung Industri Sejahtera	Indonesia
Tin	PT BilliTin Makmur Lestari	Indonesia
Tin	PT Bukit Timah	Indonesia
Tin	PT Cipta Persada Mulia	Indonesia
Tin	PT DS Jaya Abadi	Indonesia
Tin	PT Eunindo Usaha Mandiri	Indonesia
Tin	PT Inti Stania Prima	Indonesia
Tin	PT Justindo	Indonesia
Tin	PT Mitra Stania Prima	Indonesia
Tin	PT Panca Mega Persada	Indonesia
Tin	PT Prima Timah Utama	Indonesia
Tin	PT Refined Bangka Tin	Indonesia
Tin	PT Sariwiguna Binasentosa	Indonesia
Tin	PT Stanindo Inti Perkasa	Indonesia
Tin	PT Sukses Inti Makmur	Indonesia
Tin	PT Sumber Jaya Indah	Indonesia
Tin	PT Timah (Persero) Tbk Kundur	Indonesia
Tin	PT Timah (Persero) Tbk Mentok	Indonesia
Tin	PT Tinindo Inter Nusa	Indonesia
Tin	PT Tommy Utama	Indonesia
Tin	PT Wahana Perkit Jaya	Indonesia
Tin	Dowa	Japan
Tin	Mitsubishi Materials Corporation	Japan
Tin	Malaysia Smelting Corporation (MSC)	Malaysia
Tin	Minsur	Peru
Tin	O.M. Manufacturing Philippines, Inc.	Philippines
Tin	Fenix Metals	Poland
Tin	Elmet S.L.U.	Spain
Tin	Rui Da Hung	Taiwan
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	Thailand
Tin	Thaisarco	Thailand
Tin	Alpha	United States

Metal	Smelter Name	Country
Tin	Metallic Resources, Inc.	United States
Tin	VQB Mineral and Trading Group JSC	Vietnam
Tungsten	Wolfram Bergbau und Hütten AG	Austria
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	China
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	China
Tungsten	Fujian Jinxin Tungsten Co., Ltd.	China
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	China
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	China
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	China
Tungsten	Ganzhou Yatai Tungsten Co., Ltd.	China
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	China
Tungsten	Hunan Chenzhou Mining Co., Ltd.	China
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	China
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	China
Tungsten	Jiangxi Xiushui Xianggan Nonferrous Metals Co., Ltd.	China
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	China
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	China
Tungsten	Xiamen Tungsten Co., Ltd.	China
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	China
Tungsten	H.C. Starck GmbH	Germany
Tungsten	H.C. Starck Smelting GmbH & Co.KG	Germany
Tungsten	A.L.M.T. TUNGSTEN Corp.	Japan
Tungsten	Japan New Metals Co., Ltd.	Japan
Tungsten	Hydrometallurg, JSC	Russian Federation
Tungsten	Global Tungsten & Powders Corp.	United States
Tungsten	Kennametal Huntsville	United States
Tungsten	Niagara Refining LLC	United States
Tungsten	Asia Tungsten Products Vietnam Ltd.	Vietnam
Tungsten	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	Vietnam
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	Vietnam
Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd.	Vietnam

Annex I — Lists of smelters/refiners

CFSP participating smelters/refiners

Metal	Smelter Name	Country
Gold	Daye Non-Ferrous Metals Mining Ltd.	China
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	China
Gold	Hunan Chenzhou Mining Co., Ltd.	China
Gold	Metalor Technologies (Suzhou) Ltd.	China
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	China
Gold	SAAMP	France
Gold	SAXONIA Edelmetalle GmbH	Germany
Gold	WIELAND Edelmetalle GmbH	Germany
Gold	Faggi Enrico S.p.A.	Italy
Gold	Chugai Mining	Japan
Gold	Kazakhmys Smelting LLC	Kazakhstan
Gold	Daejin Indus Co., Ltd.	South Korea
Gold	DSC (Do Sung Corporation)	South Korea
Gold	Hwasung CJ Co., Ltd.	South Korea
Gold	Korea Metal Co., Ltd.	South Korea
Gold	Korea Zinc Co., Ltd.	South Korea
Gold	Samduck Precious Metals	South Korea
Gold	SAMWON Metals Corp.	South Korea
Gold	Torecom	South Korea
Gold	Caridad	Mexico
Gold	Remondis Argentia B.V.	Netherlands
Gold	Morris and Watson	New Zealand
Gold	KGHM Polska Miedź Spółka Akcyjna	Poland
Gold	Cendres + Métaux S.A.	Switzerland
Gold	Advanced Chemical Company	United States
Gold	Geib Refining Corporation	United States
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	Uzbekistan
Gold	Navoi Mining and Metallurgical Combinat	Uzbekistan
Tantalum	E.S.R. Electronics	United States
Tin	Estanho de Rondônia S.A.	Brazil
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	China
Tin	Gejiu Fengming Metallurgy Chemical Plant	China
Tin	Gejiu Jinye Mineral Company	China
Tin	Gejiu Kai Meng Industry and Trade LLC	China
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	China
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	China
Tin	Guanyang Guida Nonferrous Metal Smelting Plant	China

Metal	Smelter Name	Country
Tin	HuiChang Hill Tin Industry Co., Ltd.	China
Tin	Linwu Xianggui Ore Smelting Co., Ltd.	China
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	China
Tin	CV Dua Sekawan	Indonesia
Tin	CV Tiga Sekawan	Indonesia
Tin	PT Karimun Mining	Indonesia
Tin	PT Kijang Jaya Mandiri	Indonesia
Tin	Phoenix Metal Ltd.	Rwanda
Tin	An Thai Minerals Co., Ltd.	Vietnam
Tin	An Vinh Joint Stock Mineral Processing Company	Vietnam
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	Vietnam
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	Vietnam
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	Vietnam
Tungsten	ACL Metais Eireli	Brazil
Tungsten	Dayu Jincheng Tungsten Industry Co., Ltd.	China
Tungsten	Dayu Weiliang Tungsten Co., Ltd.	China
Tungsten	Ganxian Shirui New Material Co., Ltd.	China
Tungsten	Ganzhou Non-ferrous Metals Smelting Co., Ltd.	China
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	China
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	China
Tungsten	Jiangxi Dayu Longxintai Tungsten Co., Ltd.	China
Tungsten	Jiangxi Minmetals Gao’an Non-ferrous Metals Co., Ltd.	China
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	China
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	China
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	China
Tungsten	South-East Nonferrous Metal Company Limited of Hengyang City	China
Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	China
Tungsten	Woltech Korea Co., Ltd.	South Korea
Tungsten	Philippine Chuangxin Industrial Co., Inc.	Philippines
Tungsten	Moliren Ltd	Russian Federation
Tungsten	Pobedit, JSC	Russian Federation
Tungsten	Kennametal Fallon	United States

Annex I — Lists of smelters/refiners

Other smelters/refiners

Metal	Smelter Name	Country
Gold	Tony Goetz NV	Belgium
Gold	House of Currency of Brazil (Casa da Moeda do Brazil)	Brazil
Gold	Baiyin Nonferrous Metals Corporation (BNMC)	China
Gold	Dongguan Standard Electronic Material Co., Ltd	China
Gold	Gansu Seemine Material Hi-Tech Co., Ltd.	China
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	China
Gold	Guangdong Jinding Gold Limited	China
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	China
Gold	Henan Yuguang Gold & Lead Co., Ltd.	China
Gold	HeTai Gold Mineral GuangDong Ltd. Co.	China
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	China
Gold	Jin Jinyin refining company limited	China
Gold	Jinlong Copper Co., Ltd.	China
Gold	Lingbao Gold Co., Ltd.	China
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	China
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	China
Gold	Penglai Penggang Gold Industry Co., Ltd.	China
Gold	Shan Dong Huangjin	China
Gold	Shan Tou Shi Yong Yuan Jin Shu Zai Sheng Co. Ltd.	China
Gold	Shandong Guoda gold Co., LTD.	China
Gold	Shenzhen fujun material technology co.,ltd	China
Gold	Shenzhen Heng Zhong Industry Co.,Ltd.	China
Gold	Shenzhen Zhonghenglong Real Industry Co., Ltd.	China
Gold	Sino-Platinum Metals Co.,Ltd	China
Gold	Super Dragon Technology Co., Ltd	China
Gold	Taicang City Nancang Metal Material Co.,Ltd	China
Gold	Tongling Nonferrous Metals Group Co., Ltd.	China
Gold	Yunnan Copper Industry Co., Ltd.	China
Gold	Zhe Jiang Guang Yuan Noble Metal Smelting Factory	China
Gold	Zhongkuang Gold Industry Co.,LTD	China
Gold	Bangalore Refinery	India
Gold	Kosak Seiren	Japan
Gold	Nihon Superior Co., Ltd.	Japan
Gold	Kyrgyzaltyn JSC	Kyrgyzstan
Gold	L’azurde Company For Jewelry	Saudi Arabia
Gold	Sudan Gold Refinery	Sudan
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	Turkey

Metal	Smelter Name	Country
Gold	Al Etihad Gold Refinery DMCC	United Arab Emirates
Gold	Kaloti Precious Metals	United Arab Emirates
Gold	AURA-II	United States
Gold	Nyrstar Metals	United States
Gold	Sabin Metal Corp.	United States
Gold	So Accurate Group, Inc.	United States
Gold	Fidelity Printers and Refiners Ltd.	Zimbabwe
Tantalum	AMG (Advanced Metallurgical Group)	Brazil
Tantalum	ANHUI HERRMAN IMPEX CO.	China
Tantalum	Hunan Chenzhou Mining Co., Ltd.	China
Tantalum	Shanghai Jiangxi Metals Co., Ltd.	China
Tantalum	PT Bangka Timah Utama Sejahtera	Indonesia
Tin	Super Ligas	Brazil
Tin	CNMC (Guangxi) PGMA Co., Ltd.	China
Tin	Gejiu Yunxi Group Corp.	China
Tin	GUANG XI HUA XI CORP	China
Tin	Guangxi Huaxi Group	China
Tin	Hongqiao Metals (Kunshan) Co., Ltd.	China
Tin	Huichang Jinshunda Tin Co., Ltd.	China
Tin	Hunan Xianghualing tin	China
Tin	JU TAI INDUSTRIAL CO.,LTD.	China
Tin	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	China
Tin	Ming Li Jia smelt Metal Factory	China
Tin	Nankang Nanshan Tin Manufactory Co., Ltd.	China
Tin	Shan Tou Shi Yong Yuan Jin Shu Zai Sheng Co. Ltd.	China
Tin	Sun Surface Technology Co Ltd	China
Tin	Taicang City Nancang Metal Material Co.,Ltd	China
Tin	Tianshui ling bo technology co., Ltd	China
Tin	TIN PLATING GEJIU	China
Tin	Wu Xi Shi Yi Zheng Ji Xie She Bei Company	China
Tin	Wuxi Lantronic Electronic Co Ltd	China
Tin	Xianghualing Tin Minerals	China
Tin	Yifeng Tin	China
Tin	Yunnan Chengo Electric Smelting Plant	China
Tin	Yunnan Xi YE	China
Tin	Zhuhai Quanjia	China
Tin	PT Alam Lestari Kencana	Indonesia
Tin	PT Bangka Kudai Tin	Indonesia
Tin	PT Bangka Timah Utama Sejahtera	Indonesia

Metal	Smelter Name	Country
Tin	PT Fang Di MulTindo	Indonesia
Tin	PT Pelat Timah Nusantara Tbk	Indonesia
Tin	PT Seirama Tin Investment	Indonesia
Tin	PT Tirus Putra Mandiri	Indonesia
Tin	Fuji Metal Mining Corp.	Japan
Tin	Materials Eco-Refining CO.LTD	Japan
Tin	TDK	Japan
Tin	Dae Chang Co., Ltd.	South Korea
Tin	Metahub Industries Sdn. Bhd.	Malaysia
Tin	MEDEKO CAST s.r.o.	Slovakia
Tin	Jau Janq Enterprise Co. Ltd.	Taiwan
Tin	Taiwan high-tech Co., Ltd.	Taiwan
Tin	Colonial Metals	United States
Tin	Shapiro	United States
Tin	Spectro Alloys Corp	United States
Tungsten	ASSAB	China
Tungsten	Fujian Ganmin Rare Metal Co. Ltd. [Jiangxi Rare Earth & Rare Metals Tungsten Group Corp. (JXTC)]	China
Tungsten	Ganzhou Haichuang Tungsten Industry Co., Ltd.	China
Tungsten	JIANGSU HETIAN SCI-TECH MATERIAL CO.,LTD	China
Tungsten	Luoyang Mudu Tungsten & Molybdenum Technology Co. Ltd	China
Tungsten	Degutea	South Korea

Based on country of origin information provided by the CFSI for CFSP compliant processing facilities, countries of origin of the 3TG in our products may include:

Angola, Argentina, Australia, Austria, Belgium, Bolivia, Brazil, Burundi, Cambodia, Canada, Central African Republic, Chile, China, Colombia, Czech Republic, Democratic Republic of the Congo, Djibouti, Ecuador, Egypt, Estonia, Ethiopia, France, Germany, Guyana, Hungary, India, Indonesia, Ireland, Israel, Ivory Coast, Japan, Kazakhstan, Kenya, Laos, Luxemburg, Madagascar, Malaysia, Mongolia, Mozambique, Myanmar, Namibia, Netherlands, Nigeria, Peru, Portugal, Republic of the Congo, Russia, Rwanda, Sierra Leone, Singapore, Slovakia, South Africa, South Korea, South Sudan, Spain, Suriname, Switzerland, Taiwan, Tanzania, Thailand, Uganda, United Kingdom, United States of America, Vietnam, Zambia and Zimbabwe.